Exhibit 99.1

Calgon Carbon Delays Release of Financial Results

          PITTSBURGH, Feb. 26 /PRNewswire-FirstCall/ -- Calgon Carbon Corporation (NYSE: CCC) announced today that it will delay the release of its results for the fourth quarter and year ended December 31, 2006, due to a pending comment letter from the Securities and Exchange Commission (SEC).  The comment letter was issued as part of the SEC process to periodically review company filings. The company is responding to the comment letter in accordance with the standard process established by the SEC.  Calgon Carbon has not scheduled a date for the release of fourth quarter and year-end results.  The company will make an announcement when a date has been selected.

          Calgon Carbon Corporation, headquartered in Pittsburgh, Pennsylvania, is a global leader in services and solutions for making air and water cleaner and safer.

          The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This document contains certain statements that are forward-looking relative to the company’s future strategy and performance. They involve known and unknown risks and uncertainties that may cause the company’s actual results in future periods to be materially different from any future performance.

SOURCE  Calgon Carbon Corporation
          -0-                                        02/26/2007
          /CONTACT:  Gail Gerono, vice president, investor relations of Calgon Carbon Corporation, +1-412-787-6795/
          /Web site:  http://www.calgoncarbon.com/
          (CCC)